UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2011

ALLIANCE BANKSHARES
CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On July 27, 2011, Alliance Bankshares Corporation (the “Company”) announced its entry into a merger agreement (the “Merger Agreement”) with Eagle Bancorp, Inc. (“Eagle”), providing for the merger of the Company with and into Eagle, with Eagle as the surviving entity (the “Merger”). The Company and Eagle issued a joint press release in connection with the announcement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Due to the Company’s entry into the Merger Agreement, the Company’s 2011 Annual Meeting of Shareholders that had been scheduled for August 10, 2011 has been postponed in order to allow the Company to combine its annual meeting with the meeting of the Company’s shareholders for the purpose of voting on the proposed Merger.
     As a result of the change in the date for the 2011 Annual Meeting, the new deadline for Company shareholders to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2011 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is August 12, 2011. Additionally, the new deadline for shareholders to submit a proposal outside of Rule 14a-8 is August 12, 2011.
Additional Information and Where to Find It
     In connection with the proposed merger, Eagle will file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and a prospectus of Eagle, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Company and Eagle at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company by accessing the Company’s website at www.alliancebankva.com under the tab “Investor Relations” and then under the heading “Documents/SEC Filings.”
     Eagle, the Company and their respective directors, executive officers, and certain other members of management and employees of Eagle, the Company and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the Merger. Information about the directors and executive officers of Eagle is set forth in Eagle’s proxy statement for the 2011 annual meeting of shareholders filed with the SEC on April 7, 2011. Information about the directors and executive officers of the Company is set forth in the Company’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on May 2, 2011. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Joint Press Release, dated July 27, 2011
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ William E. Doyle, Jr.
William E. Doyle, Jr.
President and Chief Executive Officer

Date: July 27, 2011

INDEX OF EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Joint Press Release, dated July 27, 2011